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                                                                   Exhibit (h.3)

                                 SERVICE MODULE

                                       FOR

                   FUND ADMINISTRATION AND ACCOUNTING SERVICES

                                     between

                                 BGI RECIPIENTS

                                       and

                                  STATE STREET

                                                 BGI | State Street CONFIDENTIAL

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            This Fund Administration and Accounting Services Module (the "Fund
       Administration and Accounting Services Module"), dated as of the 15th day of May, 2008 (the "Fund Administration and Accounting Services Module Effective Date"), is made and entered into by and between those BGI Recipients listed in Schedule 3-A (the "BGI Recipients") and State Street Bank and Trust Company ("State Street"). Each BGI Recipient (acting for itself) and State Street are collectively referred to as the "Parties" and individually as a "Party."

            WHEREAS, each BGI Recipient desires to appoint State Street as its administrator and accounting agent and State Street desires to accept such appointment;

            WHEREAS, each BGI Recipient is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

            WHERAS, the BGI Recipients engage in the business of investing and reinvesting the assets of each BGI Fund in the manner and in accordance with the applicable investment objective, policies and restrictions specified in each BGI Fund's currently effective prospectus and statement of additional information (the "Registration Statement"), as amended from time to time, filed under the 1940 Act; and

            WHEREAS, copies of each BGI Recipient's Declaration of Trust or other formation document ("Formation Document"), By-Laws, and the most recent amendment to its Registration Statement have been furnished to State Street.

            NOW, THEREFORE, for and in consideration of the agreements set forth below and intending to be legally bound, the Parties hereby agree as follows:

1.     BACKGROUND.

1.1 Purpose. This Fund Administration and Accounting Services Module is made and entered into with reference to the following:

       (a) The BGI Recipients and State Street entered into a Master Services Agreement dated as of March 3, 2008 (the "Master Services Agreement") via a Participation Agreement dated May 15, 2008, which will form the basis for the Parties understanding with respect to the terms and conditions applicable to this Fund Administration and Accounting Services Module;

       (b) Except as otherwise specified herein, this Fund Administration and Accounting Services Module will incorporate the terms of the Master Services Agreement.

       (c) The Parties wish to enter into this Fund Administration and Accounting Services Module under and pursuant to the Master Services Agreement to cover the certain fund administration and accounting services described in more detail in this Fund Administration and Accounting Services Module, and the schedules hereto (the "Fund Administration and Accounting Services").

1.2 Objectives. Each BGI Recipient and State Street agree that the purposes and objectives of the Master Services Agreement apply to this Fund Administration and Accounting Services Module, subject to the limitations set forth therein.

Fund Administration and
Accounting Service Module               1        BGI | State Street CONFIDENTIAL

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2.     OVERVIEW AND STRUCTURE.

2.1 Overview. Subject to the terms and conditions of the Master Services Agreement and this Fund Administration and Accounting Services Module, as of the Fund Administration and Accounting Services Module Effective Date, State Street shall provide the Fund Administration and Accounting Services described in this Fund Administration and Accounting Services Module to each BGI Recipient. This Fund Administration and Accounting Services Module shall include the following Schedules:

            Schedule 3-A       List of BGI Recipients
            Schedule 3-B       Service Levels
            Schedule 3-C       KPIs
            Schedule 3-D       Fee Schedule

3.     DEFINITIONS.

       Unless otherwise defined in this Fund Administration and Accounting Services Module, defined terms used in this Fund Administration and Accounting Services Module and the Schedules hereto and the Appendices thereto, have the meanings set forth in the Master Services Agreement.

4.     INITIAL TERM

       The Initial Term of this Fund Administration and Accounting Services Module shall commence on the Fund Administration and Accounting Services Module Effective Date and shall continue until May 15, 2014, unless terminated earlier or extended in accordance with the terms of this Fund Administration and Accounting Services Module or the Master Services Agreement. This Fund Administration and Accounting Services Module shall automatically terminate upon the termination of: (a) the Master Services
       Agreement: or (b) the iGroup Module.

5.     STATE STREET RESPONSIBILITIES

5.1    Fund Administration and Accounting Services.

       (a) Each BGI Recipient is engaging State Street to provide the Fund Administration and Accounting Services specified in Schedules 3-B and 3-C to this Fund Administration and Accounting Services Module with respect to such BGI Recipient subject to the terms and conditions of this Fund Administration and Accounting Services Module. State Street agrees to act as such upon the terms and conditions hereinafter set forth.

       (b) State Street agrees to provide the Fund Administration and Accounting Services, as described in Schedules 3-B and 3-C to this Fund Administration and Accounting Services Module, as such Schedule may be amended from time to time by the consent of the Parties, in connection with the operations of such BGI Recipient and its BGI Funds.

       (c) In performing the Fund Administration and Accounting Services hereunder, State Street shall at all times act in conformity with and informed by: (i) the BGI Recipients' Formation Document and By-Laws, as the same may be amended from time to time; (ii) the investment objectives, policies, restrictions and other practices set forth in the BGI

Fund Administration and
Accounting Service Module               2        BGI | State Street CONFIDENTIAL

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            Recipients' Registration Statements, as the same may be amended from time to time; and (iii) all applicable requirements of the State Street Laws and State Street Known Laws.

5.2 Books and Records. In addition to the provisions of Section 12.5 in the Master Services Agreement, State Street agrees that all records prepared and maintained by State Street relating to the Fund Administration and Accounting Services will be preserved, maintained and made available in accordance with all applicable State Street Laws and State Street Known Laws, which will be deemed to include Section 31 of the 1940 Act and the rules thereunder. Any records required to be maintained by Rule 31a-1 under the 1940 Act will be preserved for the periods and maintained in a manner prescribed under such rules. All records maintained by State Street in connection with the performance of its duties under this Fund Administration and Accounting Services Module will remain the property of the BGI Recipient. Each BGI Recipient and its authorized representatives shall have reasonable access to its records relating to the services to be performed under this Fund Administration and Accounting Services Module at all times during State Street's normal business hours. Upon the reasonable request of a BGI Recipient, copies of any such records shall be provided promptly by State Street to the BGI Recipient or its authorized representatives. In the event of a permitted termination or expiration of this Fund Administration and Accounting Services Module, all records will be delivered to the BGI Recipient as of the date of termination or expiration or at such other time as may be mutually agreed upon by the Parties.

5.3 Written Procedures. Written procedures applicable to the Fund Administration and Accounting Services to be performed hereunder may be established from time to time by mutual agreement of the Parties.

5.4 Security Valuations. In determining security valuations, State Street will utilize one or more Third-Party Providers or Authorized Data Sources designated by a BGI Recipient to determine valuations of such BGI Recipient's securities for purposes of calculating net asset values of such BGI Recipient. Such BGI Recipient shall identify to State Street the Third-Party Providers or Authorized Data Sources to be utilized on such BGI Recipient's behalf. State Street shall price the securities and other holdings of such BGI Recipient and calculate applicable net asset values in accordance with the Service Level Schedule.

6.     SERVICE LEVELS

       Schedules 3-B and C set forth the Service Levels and Key Performance Indicators applicable to the Fund Administration and Accounting Services under this Fund Administration and Accounting Services Module. State Street will perform the Fund Administration and Accounting Services under this Fund Administration and Accounting Services Module in accordance with such Service Levels and Key Performance Indicators and Section 3 of the Master Services Agreement.

7.     FEES.

       Each BGI Recipient, on behalf of its BGI Funds, will pay State Street the fees set forth in Schedule 3-D (Fee Schedule) hereto for the Fund Administration and Accounting Services provided by State Street under this Fund Administration and Accounting Services Module.

Fund Administration and
Accounting Service Module               3        BGI | State Street CONFIDENTIAL

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8.     REPRESENTATIONS.

8.1 Generally. Neither State Street nor any of its employees or agents is authorized to make any representation concerning the shares of a BGI Recipient, or its BGI Funds without prior written consent, except those contained in the then-current Registration Statement or applicable prospectuses and statements of additional information. State Street shall have no authority under this Fund Administration and Accounting Services Module to act as agent for a BGI Recipient, or its BGI Funds or for the BGI Recipient, except where necessary to perform specific Fund Administration and Account Services under this Fund Administration and Accounting Services Module.

8.2 Representations and Warranties of State Street. State Street represents and warrants to each BGI Recipient that State Street has adopted written policies and procedures that are reasonably designed to prevent violation of the "Federal Securities Laws," as such term is defined in Rule 38a-1 under the 1940 Act, with respect to the Fund Administration and Accounting Services to be provided to such BGI Recipient under this Fund Administration and Accounting Services Module.

9.     ADDITIONAL FUNDS.

       If a BGI Recipient establishes one or more series or classes of shares in addition to the series listed on Schedule 3-A hereto with respect to which it desires to have State Street render services as administrator and accounting agent under the terms hereof, it shall so notify State Street in writing and if State Street agrees in writing to provide such services (which agreement will not be unreasonably withheld), such series of shares shall become a Fund hereunder, and Schedule 3-A shall be appropriately amended.

10.    MISCELLANEOUS

10.1 Notices. Any formal notice, consent, approval, acceptance, agreement or other communication given pursuant to this Service Module will be in writing and will be effective either when delivered personally to the Party for whom intended, facsimile (with confirmation of delivery), or overnight delivery services (with confirmation of delivery) (unless delivered after normal business hours, in which case it will be deemed the next Business Day), addressed to such Parties as specified below. A Party may designate a different address by notice to the other Party given in accordance herewith.

            For a BGI Recipient:     [BGI Recipient]
                                     400 Howard Street
                                     San Francisco, CA  94105
                                     Facsimile: (415) 618-5685
                                     Attention: Chief Operating Officer,
                                                Mutual Funds Geoffrey Flynn

            With Copy To:            Barclays Global Investors, N.A.
                                     400 Howard Street
                                     San Francisco, CA  94105
                                     Facsimile: (415) 618-5048
                                     Attention: Global General Counsel

Fund Administration and
Accounting Service Module               4        BGI | State Street CONFIDENTIAL

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            For State Street:        State Street Bank and Trust Company
                                     200 Clarendon Street
                                     Boston, MA  02116
                                     Facsimile: (617) 204-8651
                                     Attention: Mike Fontaine

            With Copy To:            State Street Bank and Trust Company
                                     US IS Mutual Funds Legal Division
                                     2 Avenue de Lafayette - 2nd Floor
                                     Boston, MA  02110
                                     Facsimile: (617) 662-2919
                                     Attention: Senior Managing Counsel,
                                                Legal Department

10.2 Survival. Notwithstanding anything to the contrary in this Fund Administration and Accounting Services Module, each Party's obligations under Sections 5.2 and 8 hereof shall continue and remain in full force and effect after the termination of this Fund Administration and Accounting Services Module. In addition, Sections 1, 2, 3, and 5 through 10 will continue and remain in full force and effect during the period during which State Street is required to provide Disengagement Assistance with respect to the Services hereunder after termination or expiration of this Service Module.

10.3 Single Agreement. This Fund Administration and Accounting Services Module (including any exhibits, appendices and schedules hereto), the iGroup Module, the License Agreements and the Master Services Agreement constitute the entire agreement between State Street, BGI (to the extent license agreements are with BGI), and each BGI Recipient as to the subject matter hereof and supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Fund Administration and Accounting Services Module has been executed and delivered between State Street and BGI or such BGI Recipient.

                            [Signature Page Follows]

Fund Administration and
Accounting Service Module               5        BGI | State Street CONFIDENTIAL

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       IN WITNESS WHEREOF, the parties hereto have caused this Fund
       Administration and Accounting Services Module to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

iShares, Inc., on behalf of each         STATE STREET BANK AND TRUST COMPANY
of its series listed on Schedule 3-A


------------------------------------     ------------------------------------
Name:                                    Name: Joseph L. Hooley
Title:                                   Title: President and Chief Operating
                                                Officer

iShares Trust, on behalf of each of
its series listed on Schedule 3-A.


------------------------------------
Name:
Title:

Fund Administration and
Accounting Service Module                        BGI | State Street CONFIDENTIAL